     As filed with the Securities and Exchange Commission on June 7, 1996.

                                                            Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                            ---------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                  UNDER THE
                          THE SECURITIES ACT OF 1933

                            ---------------------

                            FUQUA ENTERPRISES, INC.
               (Exact Name of Issuer as Specified in its Charter)


            DELAWARE                                         13-1988043
(State or Other Jurisdiction of                           (I.R.S.Employer
 Incorporation or Organization)                       Identification Number)



                        One Atlantic Center, Suite 5000
                        1201 West Peachtree Street, N.W.
                            Atlanta, Georgia  30309
                                 (404) 815-2000
             (Address, including zip code, and telephone number of
                          Principal Executive Offices)

                  1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                            (Full Title of the Plan)

                             Brady W. Mullinax, Jr.
                     Vice President-Finance, Treasurer and
                            Chief Financial Officer
                            Fuqua Enterprises, Inc.
                        One Atlantic Center, Suite 5000
                        1201 West Peachtree Street, N.W.
                            Atlanta, Georgia  30309
                                 (404) 815-2000
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                 Bryan E. Davis
                                 Alston & Bird
                         1201 W. Peachtree Street, N.W.
                               Atlanta, GA 30309

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                               Proposed Maximum      Proposed Maximum
  Title of Securities      Amount to be         Offering Price      Aggregate Offering         Amount of
    to be Registered      Registered (1)         Per Unit (2)              Price            Registration Fee
- -------------------------------------------------------------------------------------------------------------
 Common Stock, par
 value $2.50 per share        50,000                $28.625             $1,431,250              $493.53
  ===========================================================================================================

(1) This Registration Statement also covers any additional shares that may hereafter become exercisable as a result of the adjustment and anti-dilution provisions of the Registrant's 1995 Stock Option Plan for Outside Directors.

(2) Estimated, solely for the purpose of calculating the registration fee, as the price of the Registrant's Common Stock and computed, in accordance with Rule 457(h)(1), based upon the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on June 4, 1996.

PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995, including the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

         (3) The description of Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         All other documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.  Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the securities registered hereby has been passed upon by Alston & Bird.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that each person who was or is made a party or is threatened to be made a party to or otherwise is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (collectively, a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Registrant or, being at the time a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, trustee, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise"), shall be indemnified and held harmless by the Registrant to the fullest extent not prohibited by Section 145 of the Delaware General Corporation Law (or any successor provision or provisions) as it currently exists or may hereafter be amended (but, in the case of any amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than permitted prior to such amendment) against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. Except as may be provided by the Registrant's Bylaws or its Board of Directors, however, such indemnification does not extend to an indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee (other than a cross-claim, third party claim, or counterclaim) unless such proceeding (or portion thereof) was authorized by the Board of Directors.

         Under Section 145 of the Delaware General Corporation Law as currently in effect, other than in actions brought by or in the right of the Registrant, such indemnification would apply if it was determined in the specific case that the proposed indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, if such indemnitee had no reasonable cause to believe that such indemnitee's conduct was unlawful. In actions brought by or in the right of the Registrant, such indemnification would be limited to reasonable expenses (including attorneys' fees), and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification may be made with respect to any claim, issue, or matter as to which such person is adjudged liable to the Registrant unless, and only to the extent that, the Court of Chancery or the court in which that action was brought determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that any director, officer, employee, or agent of the Registrant has been successful on the merits or otherwise in defense of any proceeding, he or she must be indemnified against reasonable expenses incurred by him in connection therewith.

         The Registrant's Certificate of Incorporation and Bylaws provide that the right of such directors and officers to indemnification includes the right to advancement by the Registrant of expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the Registrant of an undertaking to repay any amount so advanced if it is ultimately determined by final judicial decision that the proposed indemnitee is not entitled to be indemnified for such expenses.

         The Registrant's Certificate of Incorporation further provides that the Registrant may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Registrant (or any person serving at the Registrant's request as a director, trustee, officer, employee, or agent of another enterprise), or to persons who are or were directors, officers, employees, or agents of any of the Registrant's affiliates, or predecessor or subsidiary corporations, or any constituent corporation absorbed by the Registrant in a consolidation or merger, or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or any such constituent corporation as a director, officer, employee, or agent of another enterprise, in each case as determined by the Board of Directors.

         The Registrant's Certificate of Incorporation also limits or eliminates, to the fullest extent that the Delaware General Corporation Law permits, the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the liability of a director may not be eliminated or limited (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) violations under
Section 174 of the Delaware General Corporation Law (which makes directors liable for unlawful distributions), or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's directors and officers are insured against losses arising from claims against them as such for wrongful acts or omissions, subject to certain limitations.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.  EXHIBITS.

 Designation                                                              Exhibits Incorporated Herein by Reference
  of Exhibit                                                        -----------------------------------------------------
   in this                                                          Document with Which Exhibit       Designation of Such
 Registration                Description of                          Was Previously Filed with          Exhibit in That
  Statement                     Exhibits                                     Commission                     Document
- -------------    -----------------------------------                ---------------------------       -------------------
    4(a)         Amended and Restated Certificate of
                 Incorporation of Fuqua

    4(b)         Bylaws of Fuqua

    5            Opinion of Counsel of Fuqua

    23(a)        Consent of Counsel (included in Exhibit 5)

    23(b)        Consent of Independent Auditors of Fuqua

    24           Powers of Attorney and Certified Copy of
                 Resolutions of the Board of Directors
                 adopted May 24, 1996

    99           1995 Stock Option Plan for Outside Directors        Proxy Statement dated                Exhibit B
                                                                     April 16, 1996


ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation and Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 7, 1996.

                                        FUQUA ENTERPRISES, INC.



                                        By: /s/ Mildred H. Hutcheson
                                            ------------------------------------
                                            Mildred H. Hutcheson
                                            Corporate Secretary
Dated:  June 7, 1996

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

        SIGNATURE                            TITLE                       DATE
- ------------------------      -------------------------          -----------------
 J. B. FUQUA*                 Chairman of the Board

 J. REX FUQUA*                Vice Chairman of the Board

 W. CLAY HAMNER*              Director


 FRANK W. HULSE IV*           Director

 LAWRENCE P. KLAMON*          President, Chief Executive Officer
                              and Director (Principal Executive
                              Officer)


 RICHARD C. LAROCHELLE*       Director                              June  7, 1996



  GENE J. MINOTTO*            Director



 CLARK L. REED, JR.*          Director



 D. RAYMOND RIDDLE*           Director


 BRADY W. MULLINAX, JR.*      Vice President-Finance, Treasurer, and
                              Chief Financial Officer (Principal
                              Financial Officer and Principal
                              Accounting Officer)



                                        FUQUA ENTERPRISES, INC.


                                       *By:  /s/ Mildred H. Hutcheson
                                              ----------------------------
                                                 Mildred H. Hutcheson
                                                 Attorney-in-fact

Note: Powers-of-Attorney authorizing the foregoing signatures are attached hereto as Exhibit 24.

                            FUQUA ENTERPRISES, INC.

                                 Exhibit Index
                                       to
                       Registration Statement on Form S-8



Exhibit Number                                Description
- --------------                                -----------

  4(a)                  Amended and Restated Certificate of
                        Incorporation of Fuqua Enterprises, Inc.

  4(b)                  Bylaws of Fuqua Enterprises, Inc.

  5                     Opinion of Counsel of Fuqua Enterprises, Inc.

  23(a)                 Consent of Counsel (included in Exhibit 5)

  23(b)                 Consent of Independent Auditors of Fuqua Enterprises,
                        Inc.

  24 Powers of Attorney and Certified Copy of Resolutions of the Board of Directors adopted May 24, 1996